Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT

TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of NN, Inc. (the “Company”) on Form 10-K for the annual period ended December 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacity and date indicated below, hereby certifies pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge: (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 14, 2014

/s/ JAMES H. DORTON
James H. Dorton
Senior Vice President – Corporate Development and Chief Financial Officer

[A signed original of this written statement required by Section 906 has been provided to NN, Inc. and will be retained by NN, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]